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                                 EXHIBIT 10.56


                      WORKOUT CONSULTING SERVICES AGREEMENT

         This Workout Consulting Services Agreement is entered into as of the 3rd day of March, 2006 by and between Advanced Refractive Technologies, Inc., a Nevada corporation (the "Company") and Florencia Mate Garabito (the "Consultant").

                                    RECITALS:

         A. The Company is an early-stage medical device company focused on the development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets;

         B. The Company has borrowed over $7,000,000 in various convertible debenture offerings over the past few years, and is in default of its payment or other obligations under such instruments (the "Senior Debt"), which are secured by the assets of the Company pursuant to Security Agreements, Pledge Agreements and UCC Financing Statements (the "Security Instruments");

         C. The holders of the Senior Debt (the "Lenders") may have the right to foreclose on the Company's assets under the Security Agreements, and certain of the Lenders have threatened foreclosure proceedings;

         D. The Company desires to seek a restructuring of the Senior Debt to avoid foreclosure and to improve its balance sheet and liquidity;

         E. Consultant has certain expertise in the fields of structuring and negotiation of loan workouts, financial restructurings and related fields; and

         F. The Company desires to retain Consultant to advise it in the proposed workout of its Senior Debt;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties hereto agree as follows:


         1. DUTIES. The Company hereby retains Consultant to advise it in the structuring and negotiation of the workout or other resolution of its Senior Debt and other debt obligations, and Consultant hereby accepts such engagement. Consultant shall initiate contacts with the holders of the Senior Debt and seek to negotiate an agreement among them to restructure the Senior Debt and related Security Instruments, on such terms as she may be directed from time to time by the Company. During the term of this Agreement, Consultant shall devote only such time and energy as may be reasonably necessary to perform hers duties under this Agreement, it being acknowledged that Consultant has other consulting engagements. Consultant's duties under this Agreement shall include, without limitation, the following:




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                  (a) General evaluation of the current Senior Debt, including the Security Instruments, and the feasibility of restructuring alternatives;

                  (b) Formulating a plan for the renegotiation and/or restructuring of the Senior Debt, along with management of the Company;

                  (c) Contacting the holders of the Senior Debt and making formal presentations of the restructuring plans;

                  (d) Drafting appropriate restructuring documents, along with the Company's counsel; and

                  (e) Implementing the restructuring plan.

         2. COMPENSATION. As compensation for all services rendered under this Agreement, the Company shall issue Consultant an aggregate of 178,571,428 shares of newly-issued Common Stock of the Company, in accordance with the following schedule of milestones:

                  MILESTONE                                NO. OF SHARES
                  ---------                                -------------

         Fifth Day Following                               89,285,710
         Execution of this Agreement

         Successful Execution of Loan                      89,285,710
         Workout Agreements by All
         Major Holders of Senior Debt

         3. EXPENSES. Consultant shall not be entitled to reimbursement for any expenses incurred by her in the performance of her obligations under this Agreement, and shall bear all such expenses herself.

         4. REGISTRATION STATEMENT. Promptly following execution of this Agreement, the Company shall cause to be prepared and filed with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of Common Stock of the Company to be issued under this Agreement.

         5. LIMITATIONS ON SERVICES. Consultant shall not perform any services in connection with the offer or sale of securities in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for the Company's securities.

         6. CONFIDENTIALITY. Consultant acknowledges that the information to be disclosed to her by the Company and to be developed by her on behalf of the Company is commercially sensitive data, and improper disclosure could cause substantial damage to the Company. Consultant agrees that she will not at any time, whether during or subsequent to the term of this Agreement, either


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directly or indirectly use, divulge, disclose or communicate to any person, firm, or corporation, any confidential information of any kind concerning the business of the Company, including, without limitation, the information developed by Consultant under the terms of this Agreement, unless specifically consented to in writing by the Company. The parties hereto stipulate that, as between them, all of such information constitutes important, material and confidential trade secrets and affects the successful conduct of the Company's business and its goodwill, and that any breach of any term of this section is a material breach of this Agreement. Such prohibited use and disclosure shall be limited to confidential information that the Company has taken all reasonable and proper stops to protect. Consultant agrees that the breach by her of this Agreement could not reasonably or adequately be compensated in damages, and that the Company shall be entitled to injunctive relief to prevent any violation of the terms of this Agreement.

         7. INDEMNIFICATION. Subject to the other terms and conditions of this Agreement, the Company agrees to indemnify and hold harmless Consultant, and Consultant agrees to indemnify and hold harmless the Company (as the context requires, the "Indemnifying Party" and the "Indemnified Party") of and from any and all claims, demands, causes of action, liabilities, judgments, losses, deficiencies and expenses, including court costs and reasonable attorneys' fees) incurred by the Indemnified Party and arising out of or in any manner, directly or indirectly, relating to the performance by the Indemnified Party of its obligations hereunder (other than and excluding the respective indemnification obligations under this Section) or relating to any act or omission of the Indemnifying Party's employees or agents.

         8. TERM AND TERMINATION. This Agreement shall be for a maximum term of one year, commencing on the date hereof. This Agreement may be terminated by the Company immediately upon notice to Consultant in the event that Consultant commits any material breach of this Agreement or is convicted of a felony or a misdemeanor involving moral turpitude.

         9. GENERAL.

                  9.1 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its principles of conflicts of laws.

                  9.3 COUNTERPARTS. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  9.4 NOTICES. All notices, requests, consents and other
communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  (a)      if to the Company, to:

                           1062 Calle Negocio, Suite D
                           San Clemente, CA 92673
                           Attn: Laurence M. Schreiber

or to such other person at such other place as the Company shall designate to the Consultant in writing; and

                  (b)      if to the Consultant, to:

                           Florencia Mate Garabito
                           6, Rue Adolphe Fischer, L-1520
                           Luxemburg

or to such other person at such other place as the Consultant shall designate to the Company in writing,

                  9.5 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  9.6 Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  9.7 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. This Agreement supersedes all previous agreements between the parties with respect to the subject matter hereof. There are no agreements, representations or warranties between or among the parties other than those set forth in this Agreement or in the documents or agreements referred to herein.

                  9.8 AMENDMENTS. No amendment, modification, or supplement to this Agreement shall be binding on any of the parties unless it is in writing and signed by the parties in interest at the time of the modification.


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         In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                              Advanced Refractive Technologies, Inc.,
                              a Delaware corporation


                              By: /S/ LAURENCE M. SCHREIBER
                                  -----------------------------------------
                                      Laurence M. Schreiber, Vice President
                                                             (the "Company")


                                  /S/ FLORENCIA MATE GARABITO
                                  -----------------------------------------
                                      Florencia Mate Garabito
                                      Biotelgy Director
                                                              ("Consultant")


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